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                                                                      EXHIBIT 99


RYDER EXPLORING SALE OF CONSUMER TRUCK RENTAL BUSINESS

     MIAMI, FLORIDA, July 19, 1996--Ryder System, Inc. (NYSE:R) has hired Goldman, Sachs & Co. to explore the sale of its Consumer Truck Rental business unit, it was announced here today by Ryder System Chairman, President and Chief Executive Officer M. Anthony Burns. "Serious discussions are underway with potential buyers," Burns said. "It is too early to say at this time whether or when a transaction will be completed."

     Burns continued, "Most of Ryder's business is done with other companies. This decision is in line with our announced strategy to focus the majority of our resources and energy on the businesses in which we have long-term contractual arrangements with our customers--integrated logistics on a global basis, full service truck leasing and public transportation services."